September 25, 2006

United Auto Group, Inc.
2555 Telegraph Road
Bloomfield Hills, Michigan 48302-0954
Attention: Robert O’Shaughnessy

Re: Second Amended and Restated Credit Agreement, dated as of September 8, 2004 (as amended, the “Credit Agreement”), among United Auto Group, Inc., various financial institutions and DaimlerChrysler Services North America LLC, as Agent.

This letter serves as notice pursuant to Section 2.6 of the Credit Agreement that the Termination Date is extended for an additional one year period. The new Termination Date shall be September 30, 2009. All capitalized terms used herein without definition have the meanings assigned thereto in the Credit Agreement.

Very truly yours,

DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, as Agent and as a Lender

	By:	/s/ Michele Nowak

	Its:	Credit Director National Accounts

CONCUR:

TOYOTA MOTOR CREDIT CORPORATION,

as a Lender

By:	/s/ William Shiao

Its:	National Dealer Credit Manager